UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2011

ENERJEX RESOURCES, INC.
(Exact Name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

27 Corporate Wood, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210
(Address of principal executive offices)

(913) 754-7754
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

J&J Operating, LLC
Mr. John Loeffelbein
Mr. James Loeffelbein	2	January 14, 2011

Item 2.01  Completion of Acquisition or Disposition of Assets

On January 14, 2011, the Registrant entered into a letter agreement with J&J Operating, LLC ("J&J"), James D. Loeffelbein and John A. Loeffelbein (collectively, the "Sellers"), whereby the Registrant will purchase the field operating equipment assets from Sellers for the purchase price of $230,000.   Sellers are affiliates of Working Interest Holding, LLC, which holds 18,750,000 shares of the Registrant's issued and outstanding Common Stock, or approximately 28% of the Registrant's issued and outstanding shares.  In addition to such purchase of those operating assets:

1.           Registrant and J&J are terminating the Service Agreement between those entities.

2.           Registrant or one of its controlled affiliates has hired 16 former employees of J&J Operating, LLC.

3.           James D. Loeffelbein has entered into a consulting agreement with Registrant, in which he has agreed to provide services in support of the daily management and oversight of the Registrant's ongoing field operations.

4.           John A. Loeffelbein has entered into an amended and restated consulting agreement with Registrant, in which he also has agreed to provide services in support of the daily management and oversight of the Registrant's ongoing field operations.

5.           The Registrant affirmed its obligation to convey certain "Interests" in working and producing assets that the Registrant may acquire, as described in the Service Agreement.  This obligation to convey those Interests will survive the termination of the Service Agreement.

6.           The Sellers and the Registrant have executed a Noncompetition and Nonsolicitation Agreement, in which the Sellers have agreed to noncompetition and nonsolicitation covenants that replace, and are substantially identical to, those set forth in the terminated Service Agreement.   Specifically, the Sellers have agreed that, for a period of five (5) years, they shall not (i) compete with the Registrant in oil or gas exploration, development, or production activities in the agreed "AMI," or (ii) solicit any employees of the Registrant, or (iii) hire any current or former employees of the Registrant.   For purposes of that Noncompetition and Nonsolicitation Agreement, the term "AMI" means all lands within the Forest City Basin and the Cherokee Basin of Eastern Kansas, including all Counties specifically listed in that Agreement.

The foregoing description of the letter agreement is not complete and is subject to and qualified in its entirety by reference to the letter agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release announcing the asset purchase is attached hereto and incorporated by reference as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Letter Agreement among EnerJex Resources, Inc., James Loeffelbein, John Loeffelbein and J&J Operating, LLC, dated January 14, 2011 (with exhibits).
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: January 18, 2011	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr., Chief Executive Officer and
President